Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-183687) pertaining to the 2012 Incentive Compensation Plan of DHT Holdings, Inc.,

(2)	Registration Statement (Form S-8 No. 333-175351) pertaining to the 2011 Incentive Compensation Plan of DHT Holdings, Inc.,

(3)	Registration Statement (Form S-8 No. 333-167613) pertaining to the 2005 Incentive Compensation Plan of DHT Holdings, Inc.,

(4)	Registration Statement (Form F-3 No. 333-176669) of DHT Holdings, Inc. and in the related Prospectus, and

(5)	Registration Statement (Form F-3 No. 333-166765) of DHT Holdings, Inc. and in the related Prospectus;

of our report dated March 19, 2012, with respect to the consolidated financial statements of DHT Holdings, Inc. included in this Annual Report (Form 20-F) of DHT Holdings, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young AS

Oslo, Norway
April 29, 2013